UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

_________________

Date of Report: December 7, 2007

(Date of earliest event reported)

TEMPLE-INLAND INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-08634	75-1903917
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1300 MoPac Expressway South, Austin, Texas 78746

(Address of Principal Executive Offices, including Zip code)

(512) 434-5800

(Registrant's telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 8.01.     Other Events.

On December 7, 2007, Temple-Inland Inc. issued a press release announcing that its Board of Directors declared a special cash dividend of $10.25 per common share, payable on December 21, 2007 to Temple-Inland stockholders of record as of the close of business on December 12, 2007. As previously announced, the special dividend represents a portion of the proceeds from the Company’s non-recourse loan secured by the installment notes received from the sale of its strategic timberlands. The special cash dividend is in addition to the previously announced regular quarterly dividend of $0.28 per common share payable December 14, 2007, to stockholders of record as of the close of business on November 30, 2007. The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press release issued by the Company on December 7, 2007, announcing a special cash dividend of $10.25 per common share.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEMPLE-INLAND INC.
Date: December 7, 2007	By:	/s/ Doyle R. Simons
Name: Doyle R. Simons
Title: Executive Vice President

EXHIBIT INDEX

Exhibit	Description	Page

99.1	Press release issued by the Company on December 7, 2007, announcing a special cash dividend of $10.25 per common share.	4

3